SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 29, 2008
______________

BEDMINSTER NATIONAL CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)
______________

NEVADA	000-52191	20-2779605
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

90 WASHINGTON VALLEY ROAD
BEDMINSTER, NEW JERSEY 07921
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(908) 719-8940
(ISSUER TELEPHONE NUMBER)

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 8.01    OTHER EVENTS

On February 29, 2008, the Company entered into a Letter of Intent to acquire eighty (80%) percent of the outstanding shares of another company for approximately $16,000,000 to be paid in a combination of cash, mandatory redeemable convertible preferred stock and an earn-out by the Seller pursuant to which the Seller will receive forty (40%) percent of distributions made by the acquired company.

At any time after the fifth anniversary of the Closing, the Seller may put the balance of his shares to the Company and the Company must purchase the Seller Shares.   Also,  the Company will enter into an Employment Agreement with the Seller which will provide for a five (5) year term and  have  mutually agreed to salary, benefits and other standard provisions including a non-compete clause.

Pursuant to the letter of intent, the parties have sixty (60) days to complete their due diligence and execute a definitive purchase agreement or the letter of intent is terminated.

ITEM 9.01    FINANCIAL STATEMENT AND EXHIBITS.

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro Forma Financial Information.

Not applicable.

(c)       Exhibits.

            None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Bedminster National Corp. By: /s/ Paul Patrizio PAUL PATRIZIO President

Dated: March 10, 2008